Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Western Liberty Bancorp on Amendment No. 2 to Form S-1 of our report dated March 31, 2011 on the financial statements of Western Liberty Bancorp as of and for the years ended December 31, 2010 and 2009, and to the reference to us under the heading “Experts” in the prospectus.
Crowe Horwath LLP
Sherman Oaks, California
April 13, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement of Western Liberty Bancorp on Amendment No. 2 to Form S-1 of our report dated March 31, 2011 on the financial statements of Service1st Bank of Nevada as of and for the ten-month period ended October 28, 2010, and to the reference to us under the heading “Experts” in the prospectus.
Crowe Horwath LLP
Sherman Oaks, California
April 13, 2011